Exhibit 99.1

Press Release For immediate release Tony Semak, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2017 Financial Results
Diversified strategy continued to deliver strong results
Basic EPS of $1.23, Core EPS* of $0.47
Q4 common stock dividend increased to $0.42 per share
Economic return** of 2.3% for the quarter, 14.3% for 2017

Atlanta - February 20, 2018 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2017.

Highlights:

•	Q4 2017 net income attributable to common stockholders of $137.4 million or $1.23 basic earnings per common share (“EPS”) compared to $49.1 million or $0.44 basic EPS in Q3 2017

•	Q4 2017 core earnings* of $52.5 million or core EPS of $0.47 compared to $49.1 million or core EPS of $0.44 in Q3 2017

•	Q4 2017 book value per diluted common share*** of $18.35 compared to $18.34 at Q3 2017 and $17.48 at Q4 2016

•	Q4 2017 common stock dividend increased to $0.42 per share
“We are pleased to report our fourth consecutive quarter of growth in core earnings and another year of strong economic returns,” said John Anzalone, Chief Executive Officer.  “We also increased our common stock dividend for the second consecutive quarter reflecting the core earnings power of our portfolio.  Additionally, the credit profile of our investment portfolio continues to strengthen as a result of further improvement in residential and commercial mortgage fundamentals.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Economic return for the quarter ended December 31, 2017 is defined as the change in book value per diluted common share from September 30, 2017 to December 31, 2017 of $0.01; plus dividends declared of $0.42 per common share; divided by the September 30, 2017 book value per diluted common share of $18.34. Economic return for the twelve months ended December 31, 2017 is defined as the change in book value per diluted common share fromDecember 31, 2016to December 31, 2017 of $0.87; plus dividends declared of $1.63 per common share; divided by the December 31, 2016 book value per diluted common share of $17.48.
***Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

1

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2017 and September 30, 2017 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘17	Q3 ‘17	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$18,313.2	$17,434.6	$878.6
Average borrowings	$15,909.6	$15,196.4	$713.2
Average equity	$2,206.9	$2,206.3	$0.6

U.S. GAAP Financial Measures
Total interest income	$153.0	$140.4	$12.6
Total interest expense	$59.9	$54.2	$5.7
Net interest income	$93.0	$86.2	$6.8
Total expenses	$12.0	$11.3	$0.7
Net income attributable to common stockholders	$137.4	$49.1	$88.3

Average earning asset yields	3.34%	3.22%	0.12%
Cost of funds	1.51%	1.43%	0.08%
Net interest rate margin	1.83%	1.79%	0.04%

Book value per diluted common share*	$18.35	$18.34	$0.01
Earnings per common share (basic)	$1.23	$0.44	$0.79
Earnings per common share (diluted)	$1.18	$0.43	$0.75
Debt-to-equity ratio	6.0	x	6.0	x	0.0	x

Non-GAAP Financial Measures**
Core earnings	$52.5	$49.1	$3.4
Effective interest income	$158.8	$146.3	$12.5
Effective interest expense	$83.1	$78.1	$5.0
Effective net interest income	$75.7	$68.2	$7.5

Effective yield	3.46%	3.36%	0.10%
Effective cost of funds	2.09%	2.06%	0.03%
Effective interest rate margin	1.37%	1.30%	0.07%

Core earnings per common share	$0.47	$0.44	$0.03
Repurchase agreement debt-to-equity ratio	6.1	x	6.3	x	-0.2x

*Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the fourth quarter of 2017 was $137.4 million, compared to $49.1 million for the third quarter. The improvement in the fourth quarter was primarily due to a $64.3 million net gain on derivative instruments versus a $2.0 million net gain in the third quarter. Book value per diluted common share as of December 31, 2017 was $18.35 compared to $18.34 as of September 30, 2017.
During the fourth quarter of 2017, the Company generated $52.5 million in core earnings compared to $49.1 million in the third quarter. Higher core earnings reflect the full quarter accretive impact of the Company's August 2017 Preferred C stock offering. Fully invested proceeds of the offering drove a $7.5 million increase in effective net interest income that was partially offset by a $2.8 million increase in preferred dividends and $0.6 million increase in management fees associated with the offering.
The Company had average earning assets of $18.3 billion and interest income of $153.0 million in the fourth quarter compared to average earning assets of $17.4 billion and interest income of $140.4 million during the third quarter. During the fourth quarter, the Company primarily used proceeds from paydowns and sales of investments to purchase 30 year fixed-rate Agency RMBS and CMBS and to repay debt. Average earning asset yields rose from 3.22% in the third quarter to 3.34% in the fourth quarter reflecting higher yields on 30 year fixed-rate Agency RMBS and CMBS. As of December 31, 2017, the Company's holdings of 30 year fixed-rate Agency RMBS represented 42% of our total investment portfolio compared to 40% at September 30, 2017 and 20% at December 31, 2016. The Company has increased its allocation of equity to Agency RMBS to 45% as of December 31, 2017 from 41% as of September 30, 2017 and December 31, 2016, respectively, as returns on Agency RMBS continue to be attractive compared to credit assets.
The Company increased its average borrowings by $0.7 billion in the fourth quarter, resulting in average borrowings of $15.9 billion and total interest expense of $59.9 million in the fourth quarter compared to average borrowings of $15.2 billion and total interest expense of $54.2 million during the third quarter. The Company's cost of funds was 1.51% and 1.43% for the fourth quarter and third quarter, respectively. The Company's cost of funds rose during the fourth quarter primarily due to higher repurchase agreement borrowing rates leading up to the December 2017 increase in the Federal Funds target rate.
The Company held its debt-to-equity ratio constant at 6.0x in the fourth quarter of 2017. The Company retired an additional $14.4 million of its Exchangeable Senior Notes (the “Notes”) during the fourth quarter and has reduced the balance of Notes outstanding to $143.4 million as of December 31, 2017. The Company has sufficient liquidity through available cash and cash equivalents and additional borrowing capacity through repurchase agreements to retire the Notes when they mature on March 15, 2018.
Total expenses for the fourth quarter were approximately $12.0 million compared to $11.3 million for the third quarter. Total expenses were higher in the fourth quarter primarily due to a $0.6 million increase in management fees associated with the Company's August 2017 offering of Preferred C stock. The ratio of annualized total expenses to average equity* for the fourth quarter was 2.17%.
As previously announced, the Company declared the following dividends on December 14, 2017: a common stock dividend of $0.42 per share paid on January 26, 2018 and a Series A preferred stock dividend of $0.4844 per share paid on January 25, 2018. The Company declared the following dividends on its Series B and Series C Preferred Stock on February 15, 2018 to its stockholders of record as of March 5, 2018: a Series B Preferred Stock dividend of $0.4844 per share payable on March 27, 2018 and a Series C Preferred Stock dividend of $0.46875 per share payable on March 27, 2018.
*The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, February 21, 2018, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 7, 2018 by calling:

800-925-4790 (North America) or 1-203-369-3533 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value per diluted common share, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)
Interest Income
Mortgage-backed and credit risk transfer securities	147,509	134,138	108,871	521,547	456,444
Commercial loans	5,472	6,251	5,718	23,508	22,238
Total interest income	152,981	140,389	114,589	545,055	478,682
Interest Expense
Repurchase agreements	51,955	45,907	26,048	163,881	124,000
Secured loans	5,878	5,544	2,738	19,370	10,887
Exchangeable senior notes	2,104	2,724	5,620	13,340	22,467
Total interest expense	59,937	54,175	34,406	196,591	157,354
Net interest income	93,044	86,214	80,183	348,464	321,328
Other Income (loss)
Gain (loss) on investments, net	(17,153)	(11,873)	(23,402)	(19,704)	(17,542)
Equity in earnings (losses) of unconsolidated ventures	(47)	408	400	(1,327)	2,392
Gain (loss) on derivative instruments, net	64,251	1,955	230,713	18,155	(62,815)
Realized and unrealized credit derivative income (loss), net	13,220	(2,930)	3,579	51,648	61,143
Net loss on extinguishment of debt, net	(233)	(1,344)	—	(6,814)	—
Other investment income (loss), net	1,206	2,313	(1,385)	7,381	(5,002)
Total other income (loss)	61,244	(11,471)	209,905	49,339	(21,824)
Expenses
Management fee – related party	10,171	9,557	9,249	37,556	34,541
General and administrative	1,801	1,697	1,496	7,190	7,265
Total expenses	11,972	11,254	10,745	44,746	41,806
Net income	142,316	63,489	279,343	353,057	257,698
Net income attributable to non-controlling interest	1,794	800	3,522	4,450	3,287
Net income attributable to Invesco Mortgage Capital Inc.	140,522	62,689	275,821	348,607	254,411
Dividends to preferred stockholders	3,086	13,562	5,716	28,080	22,864
Net income attributable to common stockholders	137,436	49,127	270,105	320,527	231,547
Earnings per share:
Net income attributable to common stockholders
Basic	1.23	0.44	2.42	2.87	2.07
Diluted	1.18	0.43	2.15	2.75	1.98
Dividends declared per common share	0.42	0.41	0.40	1.63	1.60

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Coupon interest	166,726	156,635	141,597	616,697	574,692
Net premium amortization	(19,217)	(22,497)	(32,726)	(95,150)	(118,248)
Mortgage-backed and credit risk transfer securities interest income	147,509	134,138	108,871	521,547	456,444

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
In thousands	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)
Net income	142,316	63,489	279,343	353,057	257,698
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(84,896)	19,089	(308,223)	(9,885)	(37,632)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	7	17,715	1,508	6,134
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,438)	(6,438)	(6,177)	(25,544)	5,154
Currency translation adjustments on investment in unconsolidated venture	531	807	138	863	128
Total other comprehensive income (loss)	(90,803)	13,465	(296,547)	(33,058)	(26,216)
Comprehensive income (loss)	51,513	76,954	(17,204)	319,999	231,482
Less: Comprehensive income (loss) attributable to non-controlling interest	(648)	(970)	216	(4,032)	(2,939)
Less: Dividends to preferred stockholders	(3,086)	(13,562)	(5,716)	(28,080)	(22,864)
Comprehensive income (loss) attributable to common stockholders	47,779	62,422	(22,704)	287,887	205,679

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2017	December 31, 2016
In thousands except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $17,474,616 and $14,422,198, respectively)	18,190,754	14,981,331
Commercial loans, held-for-investment	191,808	273,355
Cash and cash equivalents	88,381	161,788
Due from counterparties	620	86,450
Investment related receivable	73,217	90,831
Derivative assets, at fair value	6,896	3,186
Other assets	105,580	109,297
Total assets	18,657,256	15,706,238
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,080,801	11,160,669
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	143,231	397,041
Derivative liabilities, at fair value	32,765	134,228
Dividends and distributions payable	50,193	50,924
Investment related payable	5,191	9,232
Accrued interest payable	17,845	21,066
Collateral held payable	7,327	1,700
Accounts payable and accrued expenses	2,200	1,534
Due to affiliate	10,825	9,660
Total liabilities	16,000,378	13,436,054
Commitments and contingencies (See Note 16) (1)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	—
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,624,159 and 111,594,595 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,384,356	2,379,863
Accumulated other comprehensive income	261,029	293,668
Retained earnings (distributions in excess of earnings)	(579,334)	(718,303)
Total stockholders’ equity	2,630,491	2,241,560
Non-controlling interest	26,387	28,624
Total equity	2,656,878	2,270,184
Total liabilities and equity	18,657,256	15,706,238

(1)	See Note 16 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yield),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin), and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, the majority of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
$ in thousands, except per share data
Net income attributable to common stockholders	137,436	49,127	270,105	320,527	231,547
Adjustments:
(Gain) loss on investments, net	17,153	11,873	23,402	19,704	17,542
Realized (gain) loss on derivative instruments, net (1)	(73,646)	(19,503)	(4,279)	(67,838)	57,943
Unrealized (gain) loss on derivative instruments, net (1)	(7,368)	95	(250,774)	(27,393)	(99,932)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	(7,401)	8,803	2,376	(28,305)	(36,800)
(Gain) loss on foreign currency transactions, net (3)	(387)	(1,504)	2,180	(4,134)	8,187
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(6,438)	(6,438)	(6,177)	(25,544)	5,154
Net loss on extinguishment of debt	233	1,344	—	6,814	—
Subtotal	(77,854)	(5,330)	(233,272)	(126,696)	(47,906)
Cumulative adjustments attributable to non-controlling interest	981	67	2,942	1,597	653
Series B preferred stock dividend cumulative adjustment (5)	(2,870)	—	—	(2,870)	—
Series C preferred stock dividend declared but not accumulated (6)	(5,211)	5,211	—	—	—
Core earnings	52,482	49,075	39,775	192,558	184,294
Basic earnings per common share	1.23	0.44	2.42	2.87	2.07
Core earnings per share attributable to common stockholders (7)	0.47	0.44	0.36	1.73	1.65

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
$ in thousands
Realized gain (loss) on derivative instruments, net	73,646	19,503	4,279	67,838	(57,943)
Unrealized gain (loss) on derivative instruments, net	7,368	(95)	250,774	27,393	99,932
Contractual net interest expense	(16,763)	(17,453)	(24,340)	(77,076)	(104,804)
Gain (loss) on derivative instruments, net	64,251	1,955	230,713	18,155	(62,815)

9

Exhibit 99.1

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
$ in thousands
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	7,401	(8,803)	(2,376)	28,305	36,800
GSE CRT embedded derivative coupon interest	5,819	5,873	5,955	23,343	24,343
Realized and unrealized credit derivative income (loss), net	13,220	(2,930)	3,579	51,648	61,143

(3)	U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
$ in thousands
FHLBI dividend income	819	809	795	3,247	3,185
Gain (loss) on foreign currency transactions, net	387	1,504	(2,180)	4,134	(8,187)
Other investment income (loss), net	1,206	2,313	(1,385)	7,381	(5,002)

(4)	U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
$ in thousands
Interest expense on repurchase agreements outstanding	58,393	52,345	32,225	189,425	118,846
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,438)	(6,438)	(6,177)	(25,544)	5,154
Repurchase agreements interest expense	51,955	45,907	26,048	163,881	124,000

(5)
Cumulative dividends are charged to retained earnings when declared or earned under U.S. GAAP. The Company has historically declared quarterly dividends on Series B Preferred Stock prior to dividends accumulating.  As of September 14, 2017, the Company declared cumulative dividends on Series B Preferred Stock from the date of issuance through December 26, 2017.  In December 2017, the Company deferred declaring its next dividend on Series B Preferred Stock to February 2018. Due to the change in declaration date, the Company recorded $9.1 million in Series B Preferred Stock dividends for the year ended December 31, 2017 compared to $12.0 million for the year ended December 31, 2016. The Company reduced core earnings for the three months ended December 31, 2017 for the cumulative impact of deferring the declaration date to February 2018 because the Company considers all dividends accumulated during a quarter a current component of its capital costs regardless of the dividend declaration date.

(6)
On September 14, 2017, the Company declared a dividend on Series C Preferred Stock that covers the period from the date of issuance, August 16, 2017, to but not including the dividend payment date, December 27, 2017. The Company increased core earnings for the three months ended September 30, 2017 for the portion of the dividend from October 1, 2017 through December 26, 2017 because the Company did not consider the future unaccumulated portion of the dividend a current component of its capital costs. The Company decreased core earnings for this portion of the dividend for the three months ended December 31, 2017.

(7) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2017		Three Months Ended September 30, 2017		Three Months Ended December 31, 2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	152,981	3.34%	140,389	3.22%	114,589	2.96%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,819	0.12%	5,873	0.14%	5,955	0.16%
Effective interest income	158,800	3.46%	146,262	3.36%	120,544	3.12%

	Years Ended December 31,
	2017		2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	545,055	3.20%	478,682	3.07%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	23,343	0.14%	24,343	0.15%
Effective interest income	568,398	3.34%	503,025	3.22%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2017		Three Months Ended September 30, 2017		Three Months Ended December 31, 2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	59,937	1.51%	54,175	1.43%	34,406	1.01%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,438	0.16%	6,438	0.17%	6,177	0.18%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	16,763	0.42%	17,453	0.46%	24,340	0.72%
Effective interest expense	83,138	2.09%	78,066	2.06%	64,923	1.91%

	Years Ended December 31,
	2017		2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	196,591	1.33%	157,354	1.15%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	25,544	0.17%	(5,154)	(0.04)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	77,076	0.52%	104,804	0.76%
Effective interest expense	299,211	2.02%	257,004	1.87%

12

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2017		Three Months Ended September 30, 2017		Three Months Ended December 31, 2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	93,044	1.83%	86,214	1.79%	80,183	1.95%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,438)	(0.16)%	(6,438)	(0.17)%	(6,177)	(0.18)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,819	0.12%	5,873	0.14%	5,955	0.16%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(16,763)	(0.42)%	(17,453)	(0.46)%	(24,340)	(0.72)%
Effective net interest income	75,662	1.37%	68,196	1.30%	55,621	1.21%

	Years Ended December 31,
	2017		2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	348,464	1.87%	321,328	1.92%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(25,544)	(0.17)%	5,154	0.04%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	23,343	0.14%	24,343	0.15%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(77,076)	(0.52)%	(104,804)	(0.76)%
Effective net interest income	269,187	1.32%	246,021	1.35%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2017 and September 30, 2017. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
December 31, 2017

$ in thousands	Agency RMBS	Commercial Credit (1)	Residential Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	12,849,851	3,434,196	2,124,487	—	18,408,534
Cash and cash equivalents (3)	39,630	31,069	17,682	—	88,381
Derivative assets, at fair value (4)	6,896	—	—	—	6,896
Other assets	77,893	64,904	6,669	3,979	153,445
Total assets	12,974,270	3,530,169	2,148,838	3,979	18,657,256

Repurchase agreements	11,111,755	1,396,330	1,572,716	—	14,080,801
Secured loans (5)	533,463	1,116,537	—	—	1,650,000
Exchangeable senior notes	—	—	—	143,231	143,231
Derivative liabilities, at fair value (4)	31,548	1,217	—	—	32,765
Other liabilities	51,840	24,742	14,888	2,111	93,581
Total liabilities	11,728,606	2,538,826	1,587,604	145,342	16,000,378

Total equity (allocated)	1,245,664	991,343	561,234	(141,363)	2,656,878
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	(217,780)	—	141,363	(76,417)
Collateral pledged against secured loans	(623,181)	(1,304,315)	—	—	(1,927,496)
Secured loans	533,463	1,116,537	—	—	1,650,000
Equity related to repurchase agreement debt	1,155,946	585,785	561,234	—	2,302,965
Debt-to-equity ratio (7)	9.3	2.5	2.8	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	9.6	2.4	2.8	NA	6.1

(1)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

September 30, 2017

$ in thousands	Agency RMBS	Commercial Credit (1)	Residential Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	12,869,842	3,412,470	2,280,913	—	18,563,225
Cash and cash equivalents (3)	30,453	27,508	15,569	—	73,530
Derivative assets, at fair value (4)	7,394	—	—	—	7,394
Other assets	82,161	66,397	6,135	3,982	158,675
Total assets	12,989,850	3,506,375	2,302,617	3,982	18,802,824

Repurchase agreements	11,115,979	1,283,944	1,688,915	—	14,088,838
Secured loans (5)	517,771	1,132,229	—	—	1,650,000
Exchangeable senior notes, net	—	—	—	157,380	157,380
Derivative liabilities, at fair value (4)	39,292	1,339	—	—	40,631
Other liabilities	162,669	29,995	17,566	351	210,581
Total liabilities	11,835,711	2,447,507	1,706,481	157,731	16,147,430

Total equity (allocated)	1,154,139	1,058,868	596,136	(153,749)	2,655,394
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	(303,673)	—	153,749	(149,924)
Collateral pledged against secured loans	(598,870)	(1,309,570)	—	—	(1,908,440)
Secured loans	517,771	1,132,229	—	—	1,650,000
Equity related to repurchase agreement debt	1,073,040	577,854	596,136	—	2,247,030
Debt-to-equity ratio (7)	10.1	2.3	2.8	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	10.4	2.2	2.8	NA	6.3

(1)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	3,080,248	3,223,684	3,654,738	3,297,267	2,722,301
30 year fixed-rate, at amortized cost	7,657,132	6,486,613	3,234,641	5,874,757	3,646,480
ARM, at amortized cost	244,284	258,304	310,835	267,265	353,937
Hybrid ARM, at amortized cost	1,750,982	1,847,709	2,523,691	1,969,767	2,800,812
Agency - CMO, at amortized cost	283,962	287,364	351,746	302,060	375,888
CMBS, at amortized cost	3,105,896	2,920,587	2,498,012	2,818,244	2,582,003
Non-Agency RMBS, at amortized cost	1,158,180	1,339,639	1,940,551	1,441,527	2,167,679
GSE CRT, at amortized cost	783,910	790,886	676,232	784,203	650,189
U.S. Treasury securities, at amortized cost	—	—	—	—	45,375
Commercial loans, at amortized cost	248,570	279,840	272,190	270,314	265,708
Average earning assets	18,313,164	17,434,626	15,462,636	17,025,404	15,610,372

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	1.98%	1.95%	1.99%	1.98%	1.98%
30 year fixed-rate	2.90%	2.73%	2.57%	2.79%	2.72%
ARM	2.36%	2.35%	2.16%	2.32%	2.28%
Hybrid ARM	2.25%	2.19%	2.02%	2.26%	2.12%
Agency - CMO	2.74%	2.71%	2.07%	1.54%	2.47%
CMBS	4.77%	4.52%	4.17%	4.50%	4.30%
Non-Agency RMBS	7.18%	6.56%	5.22%	6.22%	4.97%
GSE CRT (3)	2.79%	2.74%	1.24%	2.58%	0.98%
U.S. Treasury securities	—%	—%	—%	—%	1.15%
Commercial loans	8.73%	8.86%	8.33%	8.70%	8.35%
Average earning asset yields	3.34%	3.22%	2.96%	3.20%	3.07%

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)
Average earning asset yields for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the average balance of the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Average Borrowings (1):
Agency RMBS (2)	11,649,089	10,919,243	9,018,802	10,494,355	8,872,694
CMBS (2)	2,511,435	2,367,648	2,144,486	2,323,689	2,176,963
Non-Agency RMBS	947,117	1,062,528	1,566,717	1,142,769	1,750,730
GSE CRT	654,453	661,095	485,692	643,070	459,738
U.S. Treasury securities	—	—	—	—	54,882
Exchangeable senior notes	147,498	185,930	396,834	228,846	395,910
Total average borrowings	15,909,592	15,196,444	13,612,531	14,832,729	13,710,917
Maximum borrowings during the period (3)	15,959,127	15,896,218	14,023,429	15,959,127	14,381,178

Average Cost of Funds (4):
Agency RMBS (2)	1.40%	1.28%		0.80%	1.18%	0.69%
CMBS (2)	2.00%	1.91%		1.18%	1.73%	1.14%
Non-Agency RMBS	2.74%	2.67%		2.03%	2.49%	1.90%
GSE CRT	2.71%	2.69%		2.15%	2.55%	2.14%
U.S. Treasury securities	—%	—%		—%	—%	0.25%
Exchangeable senior notes	5.71%	5.86%		5.66%	5.83%	5.67%
Cost of funds	1.51%	1.43%		1.01%	1.33%	1.15%
Interest rate swaps average fixed pay rate (5)	2.08%	2.09%		2.12%	2.11%	2.11%
Interest rate swaps average floating receive rate (6)	(1.32)%	(1.24)%		(0.66)%	(1.14)%	(0.53)%
Effective cost of funds (non-GAAP measure) (7)	2.09%	2.06%		1.91%	2.02%	1.87%
Average Equity (8):	2,206,899	2,206,307		2,088,628	2,182,046	2,046,710
Average debt-to-equity ratio (average during period)	7.2x	6.9	x	6.5x	6.8x	6.7x
Debt-to-equity ratio (as of period end)	6.0x	6.0	x	5.8x	6.0x	5.8x

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)	Agency RMBS and CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

17